UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 30, 2016, Erin Petroleum Nigeria Limited (“EPNL”), a wholly owned subsidiary of Erin Energy Corporation (the “Company”), obtained a waiver from Zenith Bank Plc (“Zenith Bank”) to defer for 90 days the principal payment due on March 31, 2016 under EPNL’s five-year senior secured term loan, dated September 30, 2014 (the “Term Loan Facility”). The preceding description of the deferment does not purport to be complete and is qualified in its entirety by reference to Zenith Bank’s letter to EPNL, dated March 30, 2016, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also as previously reported in the Company’s Annual Report on Form 10-K filed March 24, 2016, Zenith Bank has agreed to waive the funding requirements of the Debt Service Reserve Account associated with the Term Loan Facility until December 31, 2016.

Item 8.01    Other Events.

On April 4, 2016, the Company issued a press release announcing that it had obtained a waiver from Zenith Bank in connection with the Term Loan Facility. A copy of the press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

10.1	Deferment Letter, dated March 30, 2016, from Zenith Bank Plc.
99.1	Press release issued by Erin Energy Corporation, dated April 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Daniel Ogbonna
Daniel Ogbonna
Senior Vice President and Chief Financial Officer
Date: April 5, 2016